Principal®

☐ **Principal Life Insurance Company**
☐ **Principal National Life Insurance Company**
*Members of Principal Financial Group®*

P.O. Box 10431
Des Moines, IA 50306-0431

***Individual Life Insurance Application***

Only one company is the issuer and responsible for obligations of any given policy and is hereinafter referred to as "the Company".

## PART A

### 1. PERSONAL INFORMATION ABOUT THE PROPOSED INSURED

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|---|---|---|---|
| Name (First, Middle, Last) | Sex<br>☐ Male ☐ Female | Date of Birth<br>/ / | |
| Primary Residence Street Address | Social Security Number<br>- - | Birthplace (State, or Country if not U.S.) | |
| City, State, Zip Code | Driver's License Number | | State Issued |
| Phone Number ☐ Cell ☐ Other<br>( ) | Occupation | | |
| Email Address | Workplace Zip Code | | |

### 2. BASIC COVERAGE APPLIED FOR

Product ______________________

Face Amount (excluding riders)
$ ______________________

Death Benefit Option if applicable:
- ☐ Option 1: Level Face Amount
- ☐ Option 2: Face + Accumulated/Policy Value
- ☐ Option 3: Face + Premiums Paid Less Partial Surrenders

Policy Planned Premium $ ______________________

Premium Frequency: (choose one)
☐ Annual ☐ Semi Annual ☐ Quarterly ☐ Single Pay
☐ EFT (complete EFT form + attach sample check)
List Bill Number ______________________
☐ Annual ☐ Semi Annual ☐ Quarterly ☐ Monthly
Unscheduled Premium $ ______________________

Payor: Is someone other than the Proposed Insured or Owner going to be paying the premiums?
If yes, please provide:
Name and Address ______________________
Date of Birth ______________________ Tax ID Number ______________________

### 3. BENEFITS/RIDERS (Some riders are not available with all products)

- ☐ Children Term – Amount $ ______________
- ☐ Conversion Extension
- ☐ Extended No Lapse Guarantee
- ☐ Four Year Term
- ☐ Salary Increase – Amount $ ______________
- ☐ Supplemental Benefit
- ☐ Surrender Value Enhancement
- ☐ Waiver of Premium/Specified Premium
- ☐ Waiver of Monthly Deductions/Monthly Policy Charges
- ☐ ______________________

### 4. BENEFICIARY INFORMATION. The requested personal information will help the Company locate your beneficiary(ies) at the time of a death claim.

| | | |
|---|---|---|
| **Primary Beneficiary** | SSN/TIN | Relationship to Proposed Insured |
| Address *(Street, City, State, Zip)* | | |
| **Primary Beneficiary** | SSN/TIN | Relationship to Proposed Insured |
| Address *(Street, City, State, Zip)* | | |
| **Contingent Beneficiary** | SSN/TIN | Relationship to Proposed Insured |
| Address *(Street, City, State, Zip)* | | |
| **Contingent Beneficiary** | SSN/TIN | Relationship to Proposed Insured |
| Address *(Street, City, State, Zip)* | | |

ICC17 AA 2000 N-1 (03/17) Page 1
*This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.*

Proposed Insured Name 5. OWNERSHIP INFORMATION (Complete if different than the Insured) Owner Name (If trust, provide name of trust*) Relationship to Proposed Insured Primary Residence Street Address Taxpayer Identification Number City, State, Zip Code Date of Birth (If trust, provide date of trust*) Email Address Joint Owner Name Relationship to Proposed Insured Primary Residence Street Address Taxpayer Identification Number City, State, Zip Code Date of Birth Email Address Contingent Owner Name Relationship to Proposed Insured * Submit copy of trust with this application. 6. CHANGE OF OWNERSHIP (a) Is there an intention that any group of investors will obtain any right, title, or interest in any policy issued on the life of the Proposed Insured(s) as a result of this application? .............. Yes No If yes, explain. (b) Will you borrow money to pay the premiums for this policy or have someone else pay these premiums for you in return for an assignment of policy values back to them? ............. Yes No If yes, explain and complete premium financing acknowledgment form. 7. OTHER INSURANCE (a) Is there other life insurance or annuities in force or applied for?............................................ Yes No (If yes, list all other life insurance or annuities in force or currently being applied for, even if sold, assigned, or viaticated.) Policy Check if Year Insured’s Name Company Amount Primary Purpose Number Pending Issued $ $ $ $ (b) If coverage is pending, will all pending coverage be accepted? ............................................ Yes No If no, explain. (c) Have you transferred or assigned any right, title, or interest in any life insurance or annuity contract other than absolute assignment for Internal Revenue Code 1035 exchange? ........ Yes No If yes, explain. 8. REPLACEMENT (a) Will the insurance applied for with this application replace or affect any of the owner’s other life or annuity contracts (including pending coverage provided with a binding receipt)? ........... Yes No If yes, list company name(s) and policy number(s) and provide necessary forms: (b) Is this an Internal Revenue Code section 1035 exchange? ................................................... Yes No ICC17 AA 2000 N-1 (03/17) Page 2 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Proposed Insured Name 9. MEDICAL QUESTION Within the last ten years, has the Proposed Insured been treated for or been diagnosed by a member of the medical profession as having a heart condition, chest pain, stroke, cancer, diabetes, alcohol abuse or drug dependency? ............................................................................. Yes No (If yes, explain below.) Details (including dates and healthcare provider’s name/address) (Continue to next page) ICC17 AA 2000 N-1 (03/17) Page 3 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Principal Life Insurance Company P.O. Box 10431 Individual Principal National Life Insurance Company Des Moines, IA 50306-0431 Life and Disability Members of Principal Financial Group® Insurance Application Only one company is the issuer and responsible for obligations of any given policy and is hereinafter referred to as “the Company”. Proposed Insured D.O.B. / / Policy Number (If known) PART B All references to “you” mean the Proposed Insured. If the Proposed Insured is a minor and the questions are being answered by a parent/guardian on behalf of the minor, “your child” will be substituted for “you” in the questions below. ACTIVITIES/HEALTH HABITS 1. Please respond to the following questions: a. In the last five years have you become a member of the military, military reserve, or National Guard, whether active or inactive, or have you entered into a written agreement to become a member at a future date?.................................................................................. Yes No b. In the last five years have you piloted any type of aircraft, or do you intend to within the next two years? ................................................................................................................... Yes No c. In the last five years have you engaged in scuba/skin diving, motor sport racing, skydiving, bungee jumping, aerial sports, rock or mountain climbing, or martial arts, or do you intend to within the next two years? ........................................................................ Yes No d. In the last two years have you lived outside the United States or Canada, or do you intend to within the next two years? (If yes, explain below)................................................................ Yes No e. In the last two years have you traveled outside the United States or Canada, or do you intend to within the next two years? (If yes, explain below) ................................................ Yes No 2. In the last five years have you: a. been in a motor vehicle accident in which you were found to be at fault, pled guilty to or been convicted of driving while intoxicated or pled guilty to or been convicted of more than one moving violation? (If yes, explain below).............................................................. Yes No b. pled guilty to or been convicted of a felony or misdemeanor? (If yes, explain below) ........ Yes No 3. In the last ten years have you used any tobacco or nicotine products? .................................. Yes No (Indicate date last used and amount per day) a. cigarettes d. pipe b. cigars e. chewing tobacco/snuff c. nicotine patch/gum f. other 4. In the last ten years have you consumed alcoholic beverages? ............................................. Yes No If yes, date last used? Number of drinks per week: 5. In the last ten years have you used cocaine, marijuana, methamphetamines, barbiturates or other controlled substances not prescribed by a physician? ....................................................... Yes No 6. In the last ten years have you been advised by a member of the medical profession to limit or discontinue the use of alcohol or drugs; or sought or received counseling or medical treatment because of your alcohol or drug use? ..................................................................... Yes No DETAILS TO QUESTIONS 1-6 Quest. # Include dates and details as requested above. ICC17 AA 1800 N-1 (03/17) Page 4 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Principal Life Insurance Company P.O. Box 10431 Individual Principal National Life Insurance Company Des Moines, IA 50306-0431 Life and Disability Members of Principal Financial Group® Insurance Application Only one company is the issuer and responsible for obligations of any given policy and is hereinafter referred to as “the Company”. Proposed Insured D.O.B. / / Policy Number (If known) PART B – (Continued) INCOME/OCCUPATION For Life, complete questions 7 and 8. For DI, complete questions 7-17. In all cases, Part B continues on the next page. 7. Annual income from occupation $ Other Income $ Source of other income Net Worth (Assets – Liabilities) $ 8. Primary occupation Employer 9. Current Employment Information a. Type of business or industry b. Job title c. What are your job activities and percentage of time spent in each? d. How many hours do you usually work per week in your primary job? e. Total number of employees: Full-time Part-time Sub-contracted f. How many employees do you supervise? 10. How long have you been employed by your current employer? (If less than two years, provide details below, e.g., employers, occupations and dates for last five years.) 11. Do you work out of your home? (If yes, how many hours per week? ) Yes No 12. Do you have any other part-time or full-time jobs? (If yes, explain below) ............................ Yes No 13. Are you actively at work on a full-time basis without medical restriction? (If no, explain below) .............................................................................................................. Yes No 14. Do you intend to change jobs or employment in the next 6 months? (If yes, explain below) Yes No 15. Within the last five years, have you requested or received any type of disability benefits (including workers’ compensation and state disability) for an injury or illness? (If yes, explain below) ............................................................................................................ Yes No 16. Do you have an ownership interest in any business you work for? ....................................... Yes No If yes, ownership percentage length of ownership Type of business: C Corporation S Corporation Partnership Sole Proprietorship Limited Liability Company Other 17. Have you, or any business owned in whole or part by you, ever been in bankruptcy or any similar proceedings? (If yes, provide date discharged, type and chapter) ............................ Yes No DETAILS TO QUESTIONS 7-17 Quest. # Include dates and details as requested above. ICC17 AA 1800 N-1 (03/17) Page 5 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Principal® **Principal Life Insurance Company**
**Principal National Life Insurance Company**
*Members of Principal Financial Group®*

P.O. Box 10431
Des Moines, IA 50306-0431

***Individual Life and Disability Insurance Application***

Only one company is the issuer and responsible for obligations of any given policy and is hereinafter referred to as "the Company".

Proposed Insured ____________________________________________

D.O.B. ____ / ____ / ______ Policy Number (If known) ____________________________

**PART B –** (Continued)

**MEDICAL HISTORY (Provide details to yes answers, questions 18-20 below)**

18. In the last ten years, have you been treated for or been diagnosed by a member of the medical profession as having:

| | | |
|---|---|---|
| a. high blood pressure, heart attack, chest pain, heart murmur, irregular heart beat, stroke, or any other disease or disorder of the heart or blood vessels? | ☐ Yes | ☐ No |
| b. cancer or a tumor, cyst or growth? | ☐ Yes | ☐ No |
| c. asthma, bronchitis, emphysema, sleep apnea, tuberculosis or any other disease or disorder of the lungs or respiratory system? | ☐ Yes | ☐ No |
| d. seizure, paralysis, headaches, multiple sclerosis or any other disease or disorder of the brain or nervous system? | ☐ Yes | ☐ No |
| e. chronic fatigue, stress, depression, anxiety or any other emotional or psychological disorder? | ☐ Yes | ☐ No |
| f. hepatitis, colitis, ulcer, cirrhosis, irritable bowel or any other disease or disorder of the liver, gallbladder, pancreas or digestive tract? | ☐ Yes | ☐ No |
| g. diabetes, borderline diabetes, sugar in the urine, thyroid disorder or any other disease or disorder of the glandular system? | ☐ Yes | ☐ No |
| h. kidney stones, nephritis, any blood or protein in the urine, sexually transmitted disease, prostate disorder, breast disorder or any other disease or disorder of the urinary or reproductive system? | ☐ Yes | ☐ No |
| i. back or neck pain, disc problems, spinal sprain or strain, sciatica, arthritis, carpal tunnel syndrome, or any other disease or disorder of the bones, joints, or muscles? | ☐ Yes | ☐ No |
| j. any disease or disorder of the eyes, ears, nose, throat or skin? | ☐ Yes | ☐ No |
| k. any disease or disorder of the immune system, except those related to the Human Immunodeficiency Virus (AIDS virus)? | ☐ Yes | ☐ No |

| | | |
|---|---|---|
| 19. (DI Only) Are you currently pregnant or have you been diagnosed by a member of the medical profession as having complications of pregnancy in the last ten years? | ☐ Yes | ☐ No |
| 20. In the last ten years, have you been diagnosed by a member of the medical profession or tested positive for Human Immunodeficiency Virus (AIDS virus) or Acquired Immunodeficiency Syndrome (AIDS)? | ☐ Yes | ☐ No |

**DETAILS TO QUESTIONS 18-20**

| Quest. # | For yes answers, include dates, details, diagnosis, types and results of treatment, healthcare provider's full name and address. |
|---|---|
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ICC17 AA 1800 N-1 (03/17) Page 6
*This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.*

Principal Life Insurance Company P.O. Box 10431 Individual Principal National Life Insurance Company Des Moines, IA 50306-0431 Life and Disability Members of Principal Financial Group® Insurance Application Only one company is the issuer and responsible for obligations of any given policy and is hereinafter referred to as “the Company”. Proposed Insured D.O.B. / / Policy Number (If known) PART B – (Continued) MEDICAL HISTORY (Provide details to yes answers, questions 21-26 below) 21. Who is your Primary Physician or medical facility you have seen in the last five years? None a. Name Phone Number Street City State Zip b. Date last seen, reason and details 22. In the last five years: a. have you had any medical tests (excluding tests for HIV (AIDS Virus), hospitalization, illness or injury not provided in response to a previous question? (If yes, explain below) ........................................................................................................ Yes No b. have you consulted a doctor, chiropractor, psychiatrist, psychologist, counselor, therapist or other healthcare provider not provided in response to a previous question? (If yes, explain below) ....................................................................................... Yes No 23. Are you taking or have you been advised by a member of the medical profession in the last five years to take any medication or supplement (including medicinal marijuana) or treatment not provided in response to a previous question? (If yes, explain below) ............ Yes No 24. Current Ht. Wt. Have you lost more than 10 lbs. in the last year? ....... Yes No If yes, lbs./kgs. Provide details of weight loss. 25. a. Has either of your natural parents lived to at least age 60? ............................................. Yes No b. Has any of your natural parents or siblings been diagnosed or treated by a member of the medical profession for diabetes, cancer, stroke or heart disease? ............................ Yes No If yes, provide details (i.e., relationship, type of disease, age diagnosed, current age or age at death): 26. Have you ever had any life, health or disability insurance rated, modified or declined? (If yes, explain below) ........................................................................................................... Yes No DETAILS TO QUESTIONS 21-26 Quest. # Include dates and details as requested above. ICC17 AA 1800 N-1 (03/17) Page 7 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Principal Life Insurance Company P.O. Box 10431 Individual Principal National Life Insurance Company Des Moines, IA 50306-0431 Life Insurance Members of Principal Financial Group® Application Only one company is the issuer and responsible for obligations of any given policy and is hereinafter referred to as “the Company”. PART C – AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION AGREEMENT Statements In Application: I represent that all statements in this application are true and complete to the best of my knowledge and belief and were correctly recorded before I signed my name below. I understand and agree that the statements in the application, including statements by the Proposed Insured in any medical questionnaire that becomes a part of this application, shall be the basis of any insurance issued. I also understand that misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period. I understand that the policy(ies) delivered to me may be from a different issuer than what was listed in the application. I understand and agree that my acceptance of the policy(ies) shall be considered an amendment to this application. Each policy has only one issuing company and that issuer is solely responsible for the obligations under that policy. When Policy Coverage Becomes Effective: I understand and agree that if a policy is issued as applied for with a premium deposit paid, policy coverage will become effective as of issuance. The Company agrees to pay any proceeds pursuant to policy terms subject to the acceptance of the proposed owner and signing of Part D, if applicable. I understand and agree that if a policy is issued as other than applied for or without a premium deposit (C.O.D.), then policy coverage is not effective and the Company shall incur no policy liability unless: 1) A policy issued on this application has been physically delivered to and accepted by the owner and the first premium paid; and 2) At the time of such delivery and payment, the person to be insured is actually in the state of health and insurability represented in this application, medical questionnaire, or amendment that becomes a part of this application; and 3) The Part D or the Acknowledgment of Delivery form is signed by me and the Proposed Insured (if different than me) and dated at delivery. If these conditions are met, the policy is deemed effective on the Policy Date stated in the policy data pages. Limitation of Authority: I understand and agree that no agent, broker, licensed representative, telephone interviewer, or medical examiner has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers to all questions on this application and on any medical questionnaire that becomes a part of this application may not be waived. No knowledge of any fact on the part of any agent, broker, licensed representative, telephone interviewer, medical examiner or other person shall be considered knowledge of the Company unless such fact is stated in the application. If my employer or trustee is the owner and beneficiary on this application: I agree to allow my employer to purchase insurance on my life. I understand that my employer or trustee will have all present and future rights of ownership and will also be the beneficiary of the policy, including any attached riders. There is no obligation, on my part, to pay the policy premiums. I acknowledge that as an employee, the employer or trustee has an insurable interest in my life. I understand and agree that my employer will be a direct or indirect beneficiary of all or a portion of the death proceeds payable under the policy and that my administrators, estate, heirs and assignees have no rights to the policy. I understand that the maximum face amount for which I could be insured at the time of issuance is subject to underwriting guidelines, but will not exceed 30 times my salary up to a maximum of $30,000,000. I further authorize my employer or trustee to increase (subject to the maximum indicated above) or decrease the amount of insurance on my life in the future without another consent from me and without further notice to me as long as I am employed by/associated with the employer. I consent to and authorize my employer, trustees, or their successors to continue to be the owner and beneficiary of this policy(ies) indefinitely including after the end of my employment by the employer. AUTHORIZATION I authorize any insurance (or reinsuring) company, consumer reporting agency, governmental agency, insurance agent, broker, licensed representative, or any other organization, institution or person having personal information (including physical, mental, drug or alcohol use history) regarding me, the named proposed insured, to provide to the Company, its representatives or reinsurers, any such data. I authorize the Company or its representative to conduct a telephone interview in connection with my application for insurance. I understand and agree to sign any authorization that is required to authorize any doctor, hospital, clinic, health care provider, laboratory, pharmacy benefit manager or any other institution having personal information (including physical, mental, drug or alcohol use history) regarding the named proposed insured to provide the Company, its representatives or reinsurers any such data. I understand that if I refuse to sign an authorization to release my complete medical record, the Company may not be able to process my application for life insurance coverage. ICC17 AA 2000 N-1 (03/17) Page 8 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

## PART C – AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (CONTINUED)

I authorize the Medical Information Bureau (MIB, Inc.) to furnish the above data to the Company, its representative or its reinsurers. I authorize the Company or its representative to release any such data to MIB, Inc. or as required by law. Notwithstanding any other provision in this form, the authorization to release data to the MIB, Inc. shall survive the termination of this form to the extent necessary to confirm, correct or update previously supplied data to the MIB, Inc. Data released may include results of my medical examination or tests requested by the Company. I understand that the data obtained by use of this authorization will be used by the Company to determine eligibility for insurance.

I agree that this authorization shall be valid for 24 months from the date of this application, unless an earlier date is required by applicable law in the state where the policy is delivered or issued for delivery. I may revoke this authorization for information not then obtained. Such revocation must be in writing. It will not be effective until received at the Company's Home Office. I agree a photocopy of this authorization is as valid as the original. I have received a copy of this authorization. I have received a copy of the "Notice of Insurance Information Practices," which includes notice required by any Fair Credit Reporting Act. It also describes MIB, Inc.

**C.O.D. or Advance Premium Paid:**

☐ This application is C.O.D. and I have not been given any Conditional Receipt with this application.

☐ I have paid $ ______________________ as an advance premium with this application which is no less than one month's advance premium and I have been given the Life Insurance Conditional Receipt. In return I have read, understand, and agree to its terms.

☐ I have submitted an Absolute Assignment form with this application and I have been given the Life Insurance 1035 Conditional Receipt. In return I have read, understand, and agree to its terms.

**Warning:** Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

**As a proposed owner of this contract, I certify under penalty of perjury that:**

1. The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

   Exempt Payee code (if any): ______________________
3. I am a U.S. Citizen or other U.S. Person (as defined in the instructions to Form W-9), and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

   FATCA code (if any): ______________________

You must cross out item 2 above, if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

If any proposed owners are not a U.S. person or entity, submit a valid Form W-8BEN (foreign individual) or W-8BEN-E (foreign entity). If you are claiming treaty benefits, provide the required U.S. or foreign tax identifying number as required in the instructions. Failure to submit a valid Form W-8BEN or W-8BEN-E or to provide a required tax identifying number will result in mandatory withholding of 30% of the taxable portion of the payment.

**The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

**Signatures –** Please read all of the above Agreements, Authorizations, and Certification before signing below.

| | | | | |
|---|---|---|---|---|
| Signature of Proposed Insured (If age 15 or over)<br>**X** | | | | |
| Signature of Parent (If Proposed Insured is under age 18 and Parent has not signed as Owner)<br>**X** | | | | |
| Signature of Owner(s), if other than Proposed Insured. If corporation, an officer other than the Proposed Insured must sign and include officer's title. If joint ownership or Trust, all joint owners/trustees must sign. If signing as a Trustee include 'Trustee' as title. | | | | |
| **X** | | | Title | |
| **X** | | | Title | |
| **X** | | | Title | |
| Signed at: City | State | Date | Signature of Licensed Agent/Broker/Representative<br>**X** | License Number |
| Printed Name of Agent/Broker/Representative | | | | |

ICC17 AA 2000 N-1 (03/17) Page 9

*This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.*

Principal Life Insurance Company P.O. Box 10431 Individual Principal National Life Insurance Company Des Moines, IA 50306-0431 Life Insurance Members of Principal Financial Group® Application Only one company is the issuer and responsible for obligations of any given policy and is hereinafter referred to as “the Company”. PART C – AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION AGREEMENT Statements In Application: I represent that all statements in this application are true and complete to the best of my knowledge and belief and were correctly recorded before I signed my name below. I understand and agree that the statements in the application, including statements by the Proposed Insured in any medical questionnaire that becomes a part of this application, shall be the basis of any insurance issued. I also understand that misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period. I understand that the policy(ies) delivered to me may be from a different issuer than what was listed in the application. I understand and agree that my acceptance of the policy(ies) shall be considered an amendment to this application. Each policy has only one issuing company and that issuer is solely responsible for the obligations under that policy. When Policy Coverage Becomes Effective: I understand and agree that if a policy is issued as applied for with a premium deposit paid, policy coverage will become effective as of issuance. The Company agrees to pay any proceeds pursuant to policy terms subject to the acceptance of the proposed owner and signing of Part D, if applicable. I understand and agree that if a policy is issued as other than applied for or without a premium deposit (C.O.D.), then policy coverage is not effective and the Company shall incur no policy liability unless: 1) A policy issued on this application has been physically delivered to and accepted by the owner and the first premium paid; and 2) At the time of such delivery and payment, the person to be insured is actually in the state of health and insurability represented in this application, medical questionnaire, or amendment that becomes a part of this application; and 3) The Part D or the Acknowledgment of Delivery form is signed by me and the Proposed Insured (if different than me) and dated at delivery. If these conditions are met, the policy is deemed effective on the Policy Date stated in the policy data pages. Limitation of Authority: I understand and agree that no agent, broker, licensed representative, telephone interviewer, or medical examiner has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers to all questions on this application and on any medical questionnaire that becomes a part of this application may not be waived. No knowledge of any fact on the part of any agent, broker, licensed representative, telephone interviewer, medical examiner or other person shall be considered knowledge of the Company unless such fact is stated in the application. If my employer or trustee is the owner and beneficiary on this application: I agree to allow my employer to purchase insurance on my life. I understand that my employer or trustee will have all present and future rights of ownership and will also be the beneficiary of the policy, including any attached riders. There is no obligation, on my part, to pay the policy premiums. I acknowledge that as an employee, the employer or trustee has an insurable interest in my life. I understand and agree that my employer will be a direct or indirect beneficiary of all or a portion of the death proceeds payable under the policy and that my administrators, estate, heirs and assignees have no rights to the policy. I understand that the maximum face amount for which I could be insured at the time of issuance is subject to underwriting guidelines, but will not exceed 30 times my salary up to a maximum of $30,000,000. I further authorize my employer or trustee to increase (subject to the maximum indicated above) or decrease the amount of insurance on my life in the future without another consent from me and without further notice to me as long as I am employed by/associated with the employer. I consent to and authorize my employer, trustees, or their successors to continue to be the owner and beneficiary of this policy(ies) indefinitely including after the end of my employment by the employer. AUTHORIZATION I authorize any insurance (or reinsuring) company, consumer reporting agency, governmental agency, insurance agent, broker, licensed representative, or any other organization, institution or person having personal information (including physical, mental, drug or alcohol use history) regarding me, the named proposed insured, to provide to the Company, its representatives or reinsurers, any such data. I authorize the Company or its representative to conduct a telephone interview in connection with my application for insurance. I understand and agree to sign any authorization that is required to authorize any doctor, hospital, clinic, health care provider, laboratory, pharmacy benefit manager or any other institution having personal information (including physical, mental, drug or alcohol use history) regarding the named proposed insured to provide the Company, its representatives or reinsurers any such data. I understand that if I refuse to sign an authorization to release my complete medical record, the Company may not be able to process my application for life insurance coverage. CLIENT COPY ICC17 AA 2000 N-1 (03/17) Page 10 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

PART C – AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (CONTINUED) I authorize the Medical Information Bureau (MIB, Inc.) to furnish the above data to the Company, its representative or its reinsurers. I authorize the Company or its representative to release any such data to MIB, Inc. or as required by law. Notwithstanding any other provision in this form, the authorization to release data to the MIB, Inc. shall survive the termination of this form to the extent necessary to confirm, correct or update previously supplied data to the MIB, Inc. Data released may include results of my medical examination or tests requested by the Company. I understand that the data obtained by use of this authorization will be used by the Company to determine eligibility for insurance. I agree that this authorization shall be valid for 24 months from the date of this application, unless an earlier date is required by applicable law in the state where the policy is delivered or issued for delivery. I may revoke this authorization for information not then obtained. Such revocation must be in writing. It will not be effective until received at the Company’s Home Office. I agree a photocopy of this authorization is as valid as the original. I have received a copy of this authorization. I have received a copy of the “Notice of Insurance Information Practices,” which includes notice required by any Fair Credit Reporting Act. It also describes MIB, Inc. C.O.D. or Advance Premium Paid: This application is C.O.D. and I have not been given any Conditional Receipt with this application. I have paid $ as an advance premium with this application which is no less than one month’s advance premium and I have been given the Life Insurance Conditional Receipt. In return I have read, understand, and agree to its terms. I have submitted an Absolute Assignment form with this application and I have been given the Life Insurance 1035 Conditional Receipt. In return I have read, understand, and agree to its terms. Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. As a proposed owner of this contract, I certify under penalty of perjury that: 1. The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and Exempt Payee code (if any): 3. I am a U.S. Citizen or other U.S. Person (as defined in the instructions to Form W-9), and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. FATCA code (if any): You must cross out item 2 above, if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. If any proposed owners are not a U.S. person or entity, submit a valid Form W-8BEN (foreign individual) or W-8BEN-E (foreign entity). If you are claiming treaty benefits, provide the required U.S. or foreign tax identifying number as required in the instructions. Failure to submit a valid Form W-8BEN or W-8BEN-E or to provide a required tax identifying number will result in mandatory withholding of 30% of the taxable portion of the payment. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. CLIENT COPY ICC17 AA 2000 N-1 (03/17) Page 11 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.